EXHIBIT 23.2

CONSENT OF KLH CONSULTING

INDEPENDENT PROFESSIONAL PETROLEUM ENGINEER

I hereby consent to the incorporation by reference into this Registration Statement on Form S-1 of Legend Oil and Gas, Ltd. (the “Company”), of my report dated March 1, 2012, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Kenton L. Hupp
Kenton L. Hupp
Licensed Petroleum Engineer
Wichita, Kansas

June 1, 2012